UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

*****

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 11, 2004

Crompton Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-30270 (Commission File Number)	52-2183153 (IRS Employer Identification Number)

199 Benson Road, Middlebury, Connecticut (Address of Principal Executive Offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events and Required FD Disclosure

On August 11, 2004, Crompton Corporation ("Crompton") and plaintiff class representatives entered into a Settlement Agreement (the "Settlement Agreement") that resolves with respect to Crompton a previously disclosed consolidated direct purchaser class action lawsuit filed in the United States District Court, Eastern District of Pennsylvania against Crompton and other companies. The lawsuit was filed by the plaintiff class representatives on behalf of themselves and a class consisting of all persons and entities who purchased plastics additives in the United States directly from any of the defendants or from any predecessors, parents, subsidiaries, or affiliates at any time during the period from January 1, 1990 through January 31, 2003 (the "Class Period"). Under the Settlement Agreement, Crompton will pay to a settlement fund an amount equal to $5,000,000 in exchange for the final dismissal with prejudice of the lawsuit as to Crompton and a complete release of all claims against Crompton set forth in the lawsuit. The Settlement Agreement is subject to final approval by the court. In addition, if the sales of plastics additives made during the Class Period to entities requesting exclusion from the class are equal to or greater than 10% of the total dollar amount of sales of plastics additives made by all of the defendants during the Class Period, Crompton may in its discretion withdraw from the Settlement Agreement.

A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Item 7. Financial Statements and Exhibits.

                            *      *     *

     (c) Exhibits.
Exhibit Number 10.1	Exhibit Description Settlement Agreement dated August 11, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Crompton Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: August 11, 2004

Exhibit Index
Exhibit Number 10.1	Exhibit Description Settlement Agreement dated August 11, 2004